SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the registrant ☒

Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

Aon plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This supplement, dated May 21, 2024 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by Aon plc (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2024, which was made available to the Company’s shareholders in connection with the solicitation of proxies by the board of directors of the Company for the Company’s annual general meeting of shareholders (the “Annual Meeting”), scheduled to be held on Friday, June 21, 2024, at 8:30 a.m. Irish Standard Time. This Supplement is being filed with the SEC and made available to shareholders on or about May 21, 2024. Holders of the Company’s Class A Ordinary Shares at the close of business on April 12, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting.

On May 21, 2024, the Company sent its Irish statutory accounts (the “Irish Financial Statements”) to its shareholders of record as of the Record Date and posted the Irish Financial Statements to the Investor Relations section of the Company’s website (ir.aon.com) and at www.envisionreports.com/AON. The Irish Financial Statements are in addition to the Company’s consolidated financial statements for the fiscal year ended December 31, 2023, prepared under applicable U.S. securities laws, which have been included in the Company’s Annual Report on Form 10-K filed with the SEC on February 16, 2024.

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.